                                                                    EXHIBIT 99.2



                          RECAPITALIZATION AGREEMENT

                                  dated as of

                              September 20, 2000

                                    between

                       SUNBURST HOSPITALITY CORPORATION

                                      and

                           NOVA FINANCE COMPANY LLC

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.01.   Definitions...............................................   2

                                   ARTICLE 2

                                  THE MERGER

SECTION 2.01.   The Merger................................................   5
SECTION 2.02.   Effective Time............................................   6
SECTION 2.03.   Effect of the Merger......................................   6
SECTION 2.04.   Effect on Securities, Etc.................................   6
SECTION 2.05.   Dissenting Shares.........................................   7
SECTION 2.06.   Treatment of Options and Restricted Stock.................   8
SECTION 2.07.   Surrender of Shares.......................................   8
SECTION 2.08.   Lost, Stolen or Destroyed Certificates....................  10
SECTION 2.09.   Further Action............................................  10

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

SECTION 3.01.   Certificate of Incorporation; By-Laws.....................  11
SECTION 3.02.   Directors and Officers....................................  11

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.   Corporate Existence and Power.............................  12
SECTION 4.02.   Corporate Authorization...................................  12
SECTION 4.03.   Governmental Authorization................................  13
SECTION 4.04.   Non-Contravention.........................................  13
SECTION 4.05.   Finders' Fees.............................................  13
SECTION 4.06.   Antitakeover Statutes and Rights Agreement................  14
SECTION 4.07.   Capitalization............................................  14
SECTION 4.08.   Subsidiaries; Equity Investments..........................  15

                                                                          Page
                                                                          ----
SECTION 4.09.   Disclosure Documents......................................  16
SECTION 4.10.   Absence of Material Adverse Effect........................  16

                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY

SECTION 5.01.   Existence and Power.......................................  16
SECTION 5.02.   Authorization.............................................  17
SECTION 5.03.   Governmental Authorization................................  17
SECTION 5.04.   Non-Contravention.........................................  17
SECTION 5.05.   Finders' Fees.............................................  18
SECTION 5.06.   Disclosure Documents......................................  18
SECTION 5.07.   Financing.................................................  18

                                   ARTICLE 6

                           COVENANTS OF THE COMPANY

SECTION 6.01.   Conduct of the Company....................................  19
SECTION 6.02.   Access to Information.....................................  21
SECTION 6.03.   Stockholder Meeting; Proxy Material.......................  21
SECTION 6.04.   No Solicitation...........................................  22
SECTION 6.05.   State Takeover Laws.......................................  23
SECTION 6.06.   Reports...................................................  23
SECTION 6.07.   Issuance of Class A Preferred Stock.......................  23
SECTION 6.08.   Section 16 Matters........................................  23
SECTION 6.09.   Expenses..................................................  23

                                   ARTICLE 7

                        COVENANTS OF MERGER SUBSIDIARY

SECTION 7.01.   Director and Officer Liability............................  25
SECTION 7.02.   Financing Arrangements....................................  26

                                   ARTICLE 8

                COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY

SECTION 8.01.   Commercially Reasonable Efforts...........................  26
SECTION 8.02.   Certain Filings...........................................  27

                                                                          Page
                                                                          ----
SECTION 8.03.   Public Announcements......................................  27
SECTION 8.04.   Notices of Certain Events.................................  27
SECTION 8.05.   Confidentiality...........................................  28

                                   ARTICLE 9

                           CONDITIONS TO THE MERGER

SECTION 9.01.   Conditions to Obligations of Each Party...................  28
SECTION 9.02.   Conditions to the Obligations of Merger Subsidiary........  29
SECTION 9.03.   Conditions to the Obligations of the Company..............  29

                                  ARTICLE 10

                                  TERMINATION

SECTION 10.01.  Termination...............................................  30
SECTION 10.02.  Effect of Termination.....................................  31

                                  ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.01.  Notices...................................................  32
SECTION 11.02.  Survival of Representations and Warranties................  33
SECTION 11.03.  Amendments; No Waivers....................................  33
SECTION 11.04.  Successors and Assigns....................................  34
SECTION 11.05.  Governing Law.............................................  34
SECTION 11.06.  Jurisdiction..............................................  34
SECTION 11.07.  Waiver of Jury Trial......................................  34
SECTION 11.08.  Counterparts; Effectiveness; Enforcement..................  34
SECTION 11.09.  Entire Agreement..........................................  35
SECTION 11.10.  Captions..................................................  35
SECTION 11.11.  Severability..............................................  35
SECTION 11.12.  Specific Performance......................................  35

Exhibits
--------

Exhibit A - Exchange and Voting Agreement
Exhibit B - Form of Certificate of Merger

Exhibit C   -   Form of Amended Restated Certificate of Incorporation
                of Surviving Corporation
Exhibit D   -   Form of Amended By-Laws
Exhibit E   -   Form of Certificate of Designation of Class A Preferred Stock

SCHEDULES
---------

Schedules A -   Continuing Stockholders

                          RECAPITALIZATION AGREEMENT

          RECAPITALIZATION AGREEMENT dated as of September 20, 2000 between Sunburst Hospitality Corporation, a Delaware corporation (the "Company"), and Nova Finance Company LLC, a Delaware limited liability company ("Merger Subsidiary").

                             W I T N E S S E T H :

          WHEREAS, the members of Merger Subsidiary seek to acquire a controlling interest in the Company through a merger, to be accounted for as a recapitalization under generally accepted accounting principles, in which Merger Subsidiary will merge with and into the Company, with the shares of the Company being converted into the right to receive the Merger Consideration (as defined below), subject to certain exceptions described in this Agreement (the "Merger"); and

          WHEREAS, a Special Committee (as defined herein) of the board of directors of the Company (the "Board of Directors") has (i) approved the Merger (as defined herein), (ii) has recommended the approval of the Merger by the Board of Directors, (iii) has determined that the Merger is advisable to and in the best interests of the holders of the Company's capital stock (the "Company Stockholders"), other than the Continuing Stockholders (as defined herein), (iv) has determined that the Merger Consideration (as defined herein) is fair to the Company Stockholders, other than the Continuing Stockholders, and (v) has approved and recommended the approval of this Agreement to the Board of Directors; and

          WHEREAS, the Board of Directors, subsequent to the recommendation of the Special Committee, has approved the Merger and this Agreement and determined that it is advisable and in the best interests of the Company Stockholders, other than the Continuing Stockholders, for the Company to consummate the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, as an inducement to the parties to enter into this Agreement, the Continuing Stockholders have entered into an Exchange and Voting Agreement in substantially the form attached hereto as Exhibit A (the "Exchange and Voting Agreement"), whereby they have agreed to exchange certain Shares (as defined herein) owned by them immediately prior to the Effective Time (as defined herein) for newly issued shares of Class A Preferred Stock, par value $0.01 per share and liquidation preference $1.00 per share, of the Company ("Class A Preferred Stock"), and they have agreed to vote their Shares in favor of the Transactions; and

          WHEREAS, the members and managers of Merger Subsidiary have approved this Agreement and the Merger in accordance with the applicable provisions of the Limited

Liability Company Act of the State of Delaware (the "DLLCA") and upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

          "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 10% of the power to vote for the election of a majority of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving (a) the Company or (b) any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company and its Subsidiaries, in each case other than the Transactions.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the series of common stock, par value $0.01 per share, of the Company designated as "Common Stock."

          "Continuing Stockholder Exchange Shares" has the meaning specified in the Exchange and Voting Agreement.

          "Continuing Stockholders" means the shareholders of the Company identified on Schedule A hereto.

          "Exchange Date" has the meaning specified in the Exchange and Voting Agreement.

          "Governmental Authority" means any federal, state or local government or any court, administrative agency or commission or other governmental or regulatory agency, authority or official, in each case, whether domestic, foreign or supranational.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Lien" means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, assignment, pledge, charge, security interest, claim, levy, purchase option, call, right of first refusal, preemptive or similar right of any Person or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a lien or security interest and any filing of or agreement to file a financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Material Adverse Effect" means either (i) a material adverse effect on the condition (financial or otherwise), business, assets, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) an effect which is materially adverse to the ability of the Company to consummate the Transactions, other than (A) effects or changes relating to (x) the securities markets in general, (y) conditions in the Company's industry in general, or (z) general economic conditions, or (B) effects or changes resulting from the announcement of the Transactions.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Option Plans" means, collectively, the Company's 1996 Long-Term Incentive Plan, 1997 Non-Employee Director Stock Compensation Plan and Non-Employee Director Stock Option and Deferred Compensation Plan.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

          "Rights" means the rights granted under the Rights Agreement.

          "Rights Agreement" means the Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated February 23, 1998.

          "SEC" means the Securities and Exchange Commission.

          "Shares" means shares of Common Stock.

          "Special Committee" means the Special Committee of the Board of Directors formed to, among other things, evaluate the Transactions.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company or other organization, whether incorporated or unincorporated, of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation, partnership, association, limited liability company or other organization are at any time directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

          "Surviving Corporation Common Shares" means the common stock, par value $0.01 per share, of the Surviving Corporation.

          Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                                 Section
          Bank...............................................    5.07
          Board of Directors.................................  Recitals
          Certificate of Merger..............................    2.02
          Class A Converted Shares...........................    2.04
          Class A Merger Consideration.......................    2.04
          Class A Preferred Stock............................  Recitals
          Commitment Letter..................................    5.07
          Company............................................  Recitals
          Company Expenses...................................    6.09
          Company Proxy Statement............................    4.09
          Company Representatives............................    6.02
          Company SEC Documents..............................    4.07
          Company Securities.................................    4.05
          Company Stockholder Meeting........................    6.03

          Term                                                 Section
          Company Stockholders...............................  Recitals
          Company Subsidiary Securities......................    4.06
          DGCL...............................................    2.01
          DLLCA..............................................  Recitals
          Dissenting Shares..................................    2.05
          DOJ................................................    8.01
          Effective Time.....................................    2.02
          End Date...........................................   10.01
          Exchange Agent.....................................    2.07
          Exchange and Voting Agreement......................  Recitals
          Converted Share....................................    2.04
          FTC................................................    8.01
          GAAP...............................................    6.01
          Indemnified Person.................................    7.01
          Merger.............................................  Recitals
          Merger Consideration...............................    2.04
          Merger Subsidiary..................................  Recitals
          Merger Subsidiary Common Shares....................    2.04
          Merger Subsidiary Representatives..................    6.02
          Option.............................................    2.06
          Preferred Stock....................................    4.05
          Restricted Stock...................................    2.06
          Schedule 13E-3.....................................    4.09
          Series A Preferred Stock...........................    2.04
          Surviving Corporation..............................    2.01
          Title, Survey and Environmental Costs..............    6.09
          Transactions.......................................  Recitals


                                   ARTICLE 2

                                  THE MERGER

          SECTION 2.01. The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the General Corporation Law of the State of Delaware (the "DGCL"), and the DLLCA, Merger Subsidiary shall be merged with and into the Company, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

          SECTION 2.02. Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, as promptly as practicable (and in any event within two Business Days) after the satisfaction or waiver of the conditions set forth in Article 9 hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL and the DLLCA (the "Certificate of Merger") in the form of Exhibit B attached hereto, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the DLLCA. The Merger shall become effective at the time of such filing or at such later time specified in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing shall be held at such time as may be agreed upon by Merger Subsidiary and the Company, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 9 hereof.

          SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the DLLCA.

          SECTION 2.04.  Effect on Securities, Etc.

          (a) Capital Stock of Merger Subsidiary. At the Effective Time, each membership interest of Merger Subsidiary ("Merger Subsidiary Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable Surviving Corporation Common Share.

          (b) Cancellation of Treasury Stock. Each Share that is owned by the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than (x) Shares constituting Restricted Stock, which will be treated as provided in Section 2.06(b), (y) Dissenting Shares and (z) Shares owned by any Subsidiary of the Company) (each of such Shares, other than Shares referred to in clauses (x), (y) and (z), a "Converted Share") shall, by virtue of the Merger, be converted into the right to receive from the Surviving Corporation after the Merger cash in an amount equal to (i) $7.375 (the "Merger Consideration"). Each such Converted Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Converted Shares shall, to the extent such certificate formerly represented such Converted Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.07 hereof.

          (d) Conversion of Class A Preferred Stock. Each share of the Company's Class A Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Class A Converted Shares") shall, by virtue of the Merger, be converted into ten Surviving Corporation Common Shares (with fractional Class A Converted Shares converted into that number of Surviving Corporation Common Shares equal to the product of (i) such fraction of a Class A Converted Share and (ii) ten) (the "Class A Merger Consideration"). Each such Class A Converted Share (or fractional Class A Converted Share) shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each such holder of a certificate formerly representing any such Class A Converted Shares (or fractional Class A Converted Share) shall, to the extent such certificate formerly represented such Class A Converted Shares (or fractional Class A Converted Share), cease to have any rights with respect thereto, except the right to receive the Class A Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.07 hereof.

          SECTION 2.05. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any Shares or Class A Preferred Stock issued and outstanding immediately prior to the Effective Time, and held by a holder who has the right to demand payment for and any appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision), who perfects his demand for the appraisal of the fair value of his Shares or Class A Preferred Stock in accordance with the DGCL and who, as of the Effective Time, has neither effectively withdrawn nor lost his right to make such demand (such Shares or Class A Preferred Stock, the "Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for his Shares or Class A Preferred Stock specified in Section 2.04, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of Section 2.05(a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) his right to make such demand, then as of the Effective Time or the occurrence of such event, whichever occurs later, such dissenting holder's Shares or Class A Preferred Stock shall thereafter represent only the right to receive the consideration for Shares or Class A Preferred Stock specified in
Section 2.04, without interest thereon, upon surrender of the certificates representing such Shares or Class A Preferred Stock.

          (c) The Company shall give Merger Subsidiary, prior to the Effective Time, (i) prompt notice of any written demands for appraisal of the fair value of any Shares or Class A Preferred Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such Shares or Class A Preferred Stock under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal or the pay-ment of the fair cash value of any Shares or Class A Preferred Stock and shall not, except with the prior written consent of Merger Subsidiary, settle or offer to settle any such demands.

          SECTION 2.06.  Treatment of Options and Restricted Stock.

          (a) At or immediately prior to the Effective Time, each outstanding stock option (each, an "Option") to purchase shares granted under any of the Option Plans held by any person other than a Continuing Stockholder, whether or not vested, shall be cancelled, and holders of such Options with an exercise price below the Merger Consideration shall receive from the Surviving Corporation (subject to any applicable withholding taxes) an amount per Option equal to the Merger Consideration less the exercise price for such Option. Options held by Continuing Stockholders shall not be affected or modified pursuant to this Agreement, but shall be subject to the provisions of the stockholder agreement contemplated by the Exchange and Voting Agreement.

          (b) Each share of restricted stock granted under any of the Option Plans ("Restricted Stock") held by any person other than a Continuing Stockholder or an individual who is not offered continuing employment shall be converted into the right to receive an amount equal to the Merger Consideration and, notwithstanding the existing restrictions with respect to such Restricted Stock, such restrictions with respect to 50% of such amounts shall lapse on the first anniversary of the Effective Time and such restrictions with respect to the remaining 50% of such amounts shall lapse on the second anniversary of the Effective Time. Such amounts shall bear interest from the Effective Time to the date of payment at the simple annual rate equal to the rate for U.S. Treasury Notes with a one year maturity as of the Effective Time, which rate shall be reset monthly on the one-month anniversary to the Effective Time. Restricted Stock held by Continuing Stockholders which shall have been exchanged for Class A Preferred Stock pursuant to the Exchange and Voting Agreement, shall be converted into the right to receive the Class A Merger Consideration pursuant to
Section 2.04(d) and shall be subject to the provisions of the stockholders agreement contemplated by the Exchange and Voting Agreement. Restricted Stock held by an individual who is not offered continuing employment shall have their Restricted Stock accelerated and paid out on the Closing Date.

          (c) Prior to the Effective Time, the Board of Directors and (i) the Key Executive Stock Option Plan Committee shall have taken all necessary action with respect to the Option Plans to give effect to the provisions of this
Section 2.06(a) and (b) and (ii) shall not have taken any action to determine that the Transactions constitute a "change of control" under any of the Option Plans.

          SECTION 2.07.  Surrender of Shares.  (a)  Prior to the Effective
Time, Merger Subsidiary shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as the exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation. The Surviving Corporation will serve in the capacity of exchange agent with respect to the Class A Merger Consideration and will, at the Effective Time, upon receipt of the stock certificates for Class A Converted Shares duly endorsed and in form for transfer with accompanying stock powers duly executed in blank, exchange such stock certificates for new stock certificates representing the Class A Merger Consideration in accordance with
Section 2.04(d).

          (b) At or prior to the Effective Time, there will be deposited with the Exchange Agent cash in an amount equal to the aggregate Merger Consideration (in an amount equal to the number of Converted Shares multiplied by the Merger Consideration) in immediately available funds. The Exchange Agent shall invest the funds as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (c) Promptly following the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to each holder of record as of immediately prior to the Effective Time of a certificate representing Converted Shares converted upon the Merger pursuant to this Agreement (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a certificate or certificates representing Converted Shares converted upon the Merger pursuant to this Agreement may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending three months after the Effective Time. Upon the due surrender of certificates representing Converted Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor the Merger Consideration multiplied by the number of Converted Shares formerly represented by such certificate that have been so converted. Until so surrendered, each such certificate shall represent solely the right to receive the Merger Consideration.

          (d) If any payment or issuance in respect of Shares or Class A Preferred Stock under this Section 2.07 is to be made to a Person other than the Person in whose name a surrendered certificate is registered, it shall be a condition to such payment or issuance that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment or issuance shall have paid any transfer and other taxes required by reason of such payment or issuance in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

          (e) At and after the Effective Time, no further transfer of Shares or Class A Preferred Stock which have been converted pursuant to Section 2.04 of this Agreement shall be made, other than transfers of such securities that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates representing Shares or Class A Preferred Stock which have been converted pursuant to Section 2.04 of this Agreement are presented to the Surviving Corporation, they shall be canceled and exchanged in the manner contemplated by Section 2.04 and as provided in this Section 2.07.

          (f) The Merger Consideration paid in the Merger shall be paid in full to the holder of Shares without interest thereon, and shall be subject to reduction only for any applicable United States federal or other withholding or stock transfer taxes payable by such holder.

          (g) Promptly following the date which is three months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares may surrender such certificate to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the consideration due to such holder pursuant to Section 2.04 of this Agreement, without any interest thereon.

          (h) None of Merger Subsidiary, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares or Class A Preferred Stock for any cash or securities delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

          SECTION 2.08. Lost, Stolen or Destroyed Certificates. In the event any certificates representing Shares or Class A Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent or the Surviving Corporation, as applicable, shall deliver the Merger Consideration or Class A Merger Consideration, as the case may be, pursuant to Section 2.04 hereof in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          SECTION 2.09. Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Corporation in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Company and Merger Subsidiary, the officers and directors of the Surviving Corporation are fully authorized in the name of their respective corporations immediately prior to the Effective Time or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE 3


The Surviving Corporation

          SECTION 3.01.  Certificate of Incorporation; By-Laws.

          (a) Certificate of Incorporation. The amended and restated certificate of incorporation of the Company, as changed and as set forth on Exhibit C hereto, shall from and after the Effective Time be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such restated certificate of incorporation.

          (b) By-Laws. The by-laws of the Company, as changed and as set forth on Exhibit D hereto, shall be the by-laws of the Surviving Corporation until thereafter amended as provided in its amended and restated certificate of incorporation and by the DGCL.

          SECTION 3.02. Directors and Officers. (a) The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the Board of Directors will approve, prior to the Merger, the directors of Merger Subsidiary as the directors of the Surviving Corporation.

          (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed or until their earlier resignation, removal from office or death.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Merger Subsidiary that, except as set forth in the section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to execution of this Agreement corresponding to the relevant section or subsection of this Article 4:

          SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own or lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which have not had and would not have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval of the Company Stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of not less than two-thirds of the total number of votes that may be cast by holders of capital stock of the Company in the election of directors is the only vote of the holders of the Company's capital stock required under the DGCL and the Company's amended and restated certificate of incorporation and by-laws in connection with the consummation of the Merger. The Company and Merger Subsidiary, however, have agreed that the vote necessary to approve the Merger shall be such two-thirds vote including a majority of the total number of votes that may be cast by holders (other than Continuing Stockholders) of capital stock of the Company. This Agreement constitutes a valid and binding agreement of the Company.

          (b) The Special Committee has received the opinion of Salomon Smith Barney Inc. to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Merger Subsidiary, Continuing Stockholders and their respective affiliates).

          (c) At a meeting duly called and held, the Special Committee has unanimously determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company Stockholders (other than the Continuing Stockholders) and resolved to recommend that the Board of Directors approve and declare advisable this Agreement and the Transactions.

          (d) At a meeting duly called and held, the Board of Directors, subsequent to the unanimous recommendation of the Special Committee, approved the Merger and this Agreement, determined that it is advisable and in the best interests of Company Stockholders (other than Continuing Stockholders) to consummate the Merger and the other Transactions, and resolved to recommend approval of the Merger and this Agreement by Company Stockholders.

          SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority, other than
(i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign except for those failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the amended and restated certificate of incorporation or by-laws of the Company, (ii) assuming compliance with the matters referred to in Section 4.02 and 4.03 hereof, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree,
(iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets, properties or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset or property of the Company or any of its Subsidiaries, except for such failures to obtain any such consent or other conflicts, violations, breaches, actions, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to above that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 4.05. Finders' Fees'. Except for Salomon Smith Barney Inc., copies of whose engagement agreement have been provided to Merger Subsidiary, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

          SECTION 4.06. Antitakeover Statutes and Rights Agreement. (a) The Company has validly elected not to be, and is not, governed by the restrictions on "business combinations" contained in Section 203 of the DGCL, and, accordingly, neither the restrictions of such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such Transactions.

          (b) The Company has taken all action necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement, and the Transactions. Prior to the Effective Time, the Rights Agreement will be amended such that it will expire and all Rights will be canceled immediately prior to the Effective Time and the Rights Agreement will have no force or effect on or after the Effective Time.

          SECTION 4.07.  Capitalization.   (a) The authorized capital stock of
the Company consists of 60,000,000 shares of common stock, par value $0.01 per share, of which 25,000,000 shares have been designated as Common Stock, and 5,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"). As of the close of business on September 19, 2000, (i) 15,834,543 shares of Common Stock (and 15,854,543 related Rights) were issued and outstanding, (ii) no shares of Preferred Stock were issued or outstanding, and
(iii) 7,437,707 shares of Common Stock were held by the Company in its treasury. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) As of the date hereof, 300,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred and are reserved for issuance pursuant to the Rights.

          (c)  As of the date hereof:

          (i) 3,956,666 Shares were reserved for issuance pursuant to options granted under the Option Plans, of which 1,158,737 were outstanding and 903,984 are vested and exercisable as of the date hereof without regard to any "change of control" trigger in an Option Plan or option agreement governing such Options; and

          (ii) 1,347,178 Shares of Restricted Stock were the subject of awards under the Option Plans, of which 295,271 are vested deferred Shares.

          (d)  Except as set forth in this Section 4.07(d) or as contemplated by
Section 6.07, there are no outstanding (i) shares of capital stock or voting securities of the Com-pany, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of the Company or
(iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. A list of the holders of Options, the number of Options held by each such holder, the exercise prices, the date of grant and vesting schedule of each such Option are set forth in Section 4.07(d) of the Company's disclosure schedule. A list of the holders of Restricted Stock, the number of Shares of Restricted Stock held by each such holder and the date of grant and vesting schedule thereof is set forth in Section 4.07(d) of the Company's disclosure schedule. A list of the persons entitled to deferred Restricted Stock, the number of Shares of deferred Restricted Stock to which each such person is entitled and the date or dates on which payment of the Shares is scheduled to be made is set forth in Section 4.07(d) of the Company's disclosure schedule.

          SECTION 4.08. Subsidiaries; Equity Investments. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own or lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had and would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company,
(ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership in-terests in, any Subsidiary of the Company or (iii) stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

          SECTION 4.09. Disclosure Documents. (i) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto and (ii) the statement on Schedule 13E-3 to be filed by the Company concurrently with the filing of the Company Proxy Statement (such statement, as amended or supplemented, is referred to herein as the "Schedule 13E-3") and any amendments or supplements thereto will each, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to Company Stockholders, and at the time such stockholders vote on the adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement or the Schedule 13E-3 based upon information furnished in writing to the Company by or on behalf of Merger Subsidiary for use therein.

          SECTION 4.10. Absence of Material Adverse Effect. As of the date of this Agreement, since June 30, 2000, there has not been any event, occurrence, development or state of circumstances or facts that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY


        Merger Subsidiary represents and warrants to the Company that:

          SECTION 5.01. Existence and Power. Merger Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has all limited liability company powers and all governmental licenses, authoriza-tions, permits, consents and approvals required to carry on its business as now conducted. Merger Subsidiary was formed solely for the purpose of engaging in the Transactions. Since the date of its formation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary has no Subsidiaries.

          SECTION 5.02. Authorization. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions are within the limited liability company powers of Merger Subsidiary and have been duly authorized by all necessary limited liability company action. This Agreement constitutes a valid and binding agreement of Merger Subsidiary.

          SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and any other securities laws, whether state or foreign and (iv) any actions or filings the absence of which could not materially impair the ability of Merger Subsidiary to consummate the Transactions.

          SECTION 5.04. Non-Contravention. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of any limited liability company agreement or organizational document of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section
5.03 hereof, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree,
(iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Merger Subsidiary or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Merger Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Merger Subsidiary, except for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that could not materially impair the ability of Merger Subsidiary to consummate the Transactions.

          SECTION 5.05. Membership Interests. The authorized membership interests of the Merger Subsidiary consists of 100 membership interests.

          SECTION 5.06. Finders' Fees. Except for Chase Securities Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Merger Subsidiary who might be entitled to any fee or commission from the Company.

          SECTION 5.07. Disclosure Documents. None of the information provided in writing by Merger Subsidiary for inclusion (i) in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to the Company Stockholders and at the time the Company Stockholders vote on adoption of this Agreement or (ii) in the Schedule 13E-3 will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 5.08. Financing. Merger Subsidiary has received and furnished copies to the Company of (i) a commitment letter to provide financing to the Company (including the Summary of Terms and Conditions annexed thereto, the "Commitment Letter") with The Chase Manhattan Bank (the "Bank") dated as of September 18, 2000. As of the date hereof (i) the Commitment Letter has not been withdrawn and is in full force and effect and (ii) Merger Subsidiary has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied.

          SECTION 5.09. Merger Subsidiary's Representations. Merger Subsidiary acknowledges that prior to the date hereof, none of the officers or directors of the Company who are Continuing Stockholders has any knowledge of any representation or warranty of the Company being untrue or inaccurate in any material respect. If a manager of Merger Subsidiary or any of the Continuing Stockholders had knowledge prior to the execution of this Agreement of any breach by the Company of any representation, warranty, covenant, agreement or condition of this Agreement, such breach shall not be deemed to be a breach of this Agreement for any purpose hereunder, and neither Merger Subsidiary nor any Continuing Stockholder shall have any claim or recourse against the Company, its Subsidiaries, and each of their respective officers, directors, employees, counsel advisors and representatives (collectively, the "Company Representatives") with respect to such breach.


                                   ARTICLE 6

                           COVENANTS OF THE COMPANY

          The Company covenants that, except as set forth in the section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to execution of this Agreement corresponding to the relevant section or subsection of this Article 6:

          SECTION 6.01. Conduct of the Company. Except as expressly provided in this Agreement or as expressly agreed to in writing by Merger Subsidiary, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of Merger Subsidiary, which shall not be unreasonably withheld:

          (a) expend funds for capital expenditures that in the aggregate would cause total capital expenditures for the period from January 1, 2000 to the Effective Time to exceed the amounts set forth in the most recent version of the business plan previously provided to Merger Subsidiary;

          (b) sell, lease, license or otherwise dispose of any capital stock of any Subsidiary, any hotels or any material amount of other assets, securities or property of the Company and its Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments;

          (c) amend or change through merger, recapitalization or otherwise, its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company; combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (d) except for issuances of Shares upon exercise of presently outstanding Options, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend, or make advances, to the Company or another wholly-owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except as required by the terms of any security as in effect on the date hereof and as set forth in Section 6.01(e) of the Company's disclosure schedule, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of the Company's securities, including shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities;

          (f) make or agree to make any acquisition of any equity interest (whether through a purchase of stock, establishment of a joint venture or otherwise), property or asset which is material to the Company and its Subsidiaries, taken as a whole, except for (i) purchases of inventory and supplies in the ordinary course of business or (ii) pursuant to purchase orders entered into in the ordinary course of business;

          (g) (i) (A) incur any indebtedness for borrowed money, except for borrowings and reborrowings not in excess of $20.0 million and borrowings and reborrowings under the Company's existing credit facilities and intercompany indebtedness, (B) issue or sell any debt securities (except intercompany debt securities) or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (C) make any loans, advances (other than to employees of and consultants to the Company for travel and other reasonable and customary expenses incurred in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect Subsidiary of the Company or (D) assume, guarantee (other than guarantees of obligations of the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice) or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than obligations of Subsidiaries and the endorsements of negotiable instruments for collection in the ordinary course of business consistent with past practice), or (ii) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this Section 6.01(g);

          (h) increase the compensation or severance payable or to become payable to its directors or officers or enter into any employment or severance agreement with any new management employee of the Company or any of its Subsidiaries, except for an agreement entered into in the ordinary course of business consistent with past practice and providing for annual base compensation not to exceed $450,000;

          (i) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement;

          (j) take any action to change any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles ("GAAP"), Regulation S-X under the 1934 Act or other applicable law or regulation;

          (k) (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time; or

          (l) authorize, or commit or agree to take, any of the foregoing actions. Notwithstanding anything to the contrary in this Section 6.01, the Company shall not be in breach of its obligations under this Section
     6.01 if the action alleged to violate this Section 6.01 was approved in advance in writing by the Special Committee.

          SECTION 6.02. Access to Information. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of the Company Representatives to, give Merger Subsidiary and its members, managers, employees, counsel, advisors, representatives (collectively, the "Merger Subsidiary Representatives") and representatives of financing sources identified by Merger Subsidiary reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish Merger Subsidiary and the Merger Subsidiary Representatives and representatives of financing sources identified by Merger Subsidiary with such financial and operating data and such other information with respect to the properties, assets, business and operations of the Company and its Subsidiaries as Merger Subsidiary and representatives of financing sources identified by Merger Subsidiary may from time to time reasonably request.

          SECTION 6.03. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of the Company Stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adop-tion of this Agreement and the Merger. Subject to Section 6.04 hereof, the Board of Directors and the Special Committee shall recommend adoption of this Agreement and the Merger by the Company Stockholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, use all commercially reasonable efforts to have cleared by the SEC and thereafter mail to the Company Stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to
Section 6.04, use all commercially reasonable efforts to obtain the necessary approvals by the Company Stockholders of this Agreement and the Transactions and
(iii) otherwise comply with all legal requirements applicable to such meeting.

          SECTION 6.04. No Solicitation. (a) The Company agrees that it will not, directly or indirectly through any officer, Subsidiary, Affiliate, director, employee, stockholder, representative, agent or other Person, (i) seek, initiate, solicit or encourage any Person to make an Acquisition Proposal,
(ii) engage in negotiations or discussions concerning an Acquisition Proposal with any Person or group, (iii) disclose any non-public information relating to the Company or give access to the properties, employees, books or records of the Company or any of its Subsidiaries to any Person or group in connection with any Acquisition Proposal or (iv) approve or recommend or agree to approve or recommend any Acquisition Proposal; provided that nothing herein shall prevent the Special Committee or the Board of Directors (acting through the Special Committee) (either directly or indirectly through advisors, agents or other intermediaries) from (a) furnishing information in writing or orally pursuant to a customary confidentiality agreement concerning the Company and its businesses, properties or assets to any Person (a "Third Party") in response to any unsolicited inquiry, proposal or offer, (b) engaging in discussions or negotiations with such a Third Party that has made such inquiry, proposal or offer, (c) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the 1934 Act or otherwise making disclosure to its stockholders, (d) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.02 hereof, and/or (e) terminating this Agreement but in each case referred to in clauses
(a) through (e), only to the extent that the Special Committee shall have concluded in good faith (upon the advice of legal counsel) that such action is required by the Special Committee's (and the Board of Directors') fiduciary duties to the stockholders of the Company under applicable law.

          (b) The Company shall notify Merger Subsidiary in writing promptly (but in no event later than the end of the Business Day following receipt thereof) of the receipt of, or of any change to or modification of, any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the Person making it.

          (c) The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal; provided, however, that nothing in this paragraph 6.04(c) shall prohibit the Company from taking any of the actions permitted by the proviso in paragraph 6.04(a) hereof with a Third Party with whom the Company has had discussions prior to the date of this Agreement so long as the Third Party initiates such actions after termination by the Company of any existing activities, discussions or negotiations.

          SECTION 6.05. State Takeover Laws. The Company shall, upon the request of Merger Subsidiary, take all reasonable steps to render inapplicable and to assist in any challenge by Merger Subsidiary to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

          SECTION 6.06. Reports. From the date of this Agreement, the Company shall provide Merger Subsidiary with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by property, no later than the tenth Business Day following the end of each calendar month following the date of this Agreement; provided that for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to Merger Subsidiary on the same date such information is publicly released in accordance with the past practice of the Company.

          SECTION 6.07. Issuance of Class A Preferred Stock. Promptly after the date hereof, the Company shall file with the Secretary of State of the State of Delaware a certificate of designation having the terms set forth as Exhibit E attached hereto establishing and designating 797,441 shares of Class A Preferred Stock. Upon the surrender of each Continuing Stockholder Exchange Share on the Exchange Date (which will be the same day as the Effective Time occurs) in accordance with the Exchange and Voting Agreement, the Company shall promptly on such date issue one-tenth of a share of Class A Preferred Stock, without additional consideration therefor to the holder thereof, and such shares of Class A Preferred Stock shall be validly issued, fully paid and nonassessable. The Shares so exchanged for Class A Preferred Stock shall be treasury shares.

          SECTION 6.08. Section 16 Matters. The Company shall take all such steps as may be required to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each officer and director who is subject to Section 16 of the 1934 Act to be exempt from Section 16(b) of the 1934 Act, including, without limitation, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

          SECTION 6.09.  Expenses; Real Property Surveys and Title Insurance.
(a) The Company shall pay all costs and expenses it incurs in connection with this Agree-ment, including, without limitation, Title, Survey and Environmental Costs, costs incurred in the preparation, printing, mailing and filing of the proxy statement and filing for all necessary regulatory approvals and the fees and expenses of Counsel to the Company and the Special Committee ("Company Expenses"); provided, however, that if this Agreement is terminated pursuant to
Section 10.01(f) hereof, Merger Subsidiary will pay or reimburse the Company, as the case may be, for all of the Company Expenses; provided, further, however, that if this Agreement is terminated as a result of the failure of the Bank to provide the financing under the Commitment Letter, Merger Subsidiary will pay or reimburse the Company, as the case may be, for fifty percent (50%) of the Company Expenses, but not to exceed seven hundred thousand dollars ($700,000) in the aggregate; and provided, further, however, that if this Agreement is terminated pursuant to Section 10.01(b)(iii) hereof, Merger Subsidiary shall pay or reimburse the Company, as the case may be, for ten percent (10%) of the Company Expenses.

          (b) At the earlier of the Effective Time or termination of this Agreement, the Company shall pay or reimburse all fees and expenses of Merger Subsidiary (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions (which shall include, without limitation, fees and expenses of such banks', firms' and institutions' legal counsel), and all fees and expenses of counsel, accountants, financial printers, experts and consultants to Merger Subsidiary and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Transactions and the other matters contemplated by this Agreement and the financing thereof (such fees and expenses being referred to herein as "Merger Subsidiary Expenses"); provided, however, that no such expenses shall be payable or reimbursable by the Company if this Agreement is terminated pursuant to
Section 10.01(f) hereof; provided, further, however, that if this Agreement is terminated as a result of the failure of the Bank to provide the financing under the Commitment Letter, Merger Subsidiary will pay or reimburse the Company, as the case may be, for fifty percent (50%) of the Merger Subsidiary Expenses; and provided, further, however, that if this Agreement is terminated pursuant to
Section 10.01(b)(iii) hereof, Merger Subsidiary shall pay or reimburse the Company, as the case may be, for ten percent (10%) of the Merger Subsidiary Expenses. Merger Subsidiary has provided the Company with copies of all existing agreements under which Merger Subsidiary Expenses (other than those of counsel to Merger Subsidiary) may be payable or reimbursable by the Company. Merger Subsidiary will not enter into any additional agreements under which Merger Subsidiary Expenses may be payable or reimbursable by the Company without the approval of the Special Committee, which approval shall not be unreasonably withheld.

          (c) Prior to the Effective Time, the Company shall, at its sole cost and expense deliver to Merger Subsidiary and the Bank (i) a title insurance policy or commitment issued by a title insurance company reasonably satisfactory to Merger Subsidiary with respect to each owned real property and material leased real property of the Company and its Subsidiaries in form and substance reasonably satisfactory to Merger Subsidiary, (ii) a current property survey with respect to each such owned real property and material leased real property, in each case, in such form as shall be required by the title insurance company to omit the so called standard survey exceptions from the title insurance policies or commitments issued at the Effective Time and (iii) such environmental and engineering reports as Merger Subsidiary shall reasonably request. The Company and its Subsidiaries shall, at or prior to the Effective Time, deliver or cause to be delivered such affidavits, certificates, instruments and information as shall be reasonably required to induce the title insurance company to issue the title insurance policies or commitments contemplated in the immediately preceding sentence (1) free of any exceptions for (A) rights of parties in possession other than the insured, (B) rights of first refusal or options to purchase, (C) Liens or rights to Liens for services, materials or labor and (D) taxes, general and special assessments, supplemental taxes and assessments other than those that are not yet due and payable and (2) together with endorsements regarding access, non-imputation, contiguity and so-called comprehensive and extended coverage. The Company's costs and expenses in complying with this Section 6.09(c) are referred to herein as "Title, Survey and Environmental Costs."


                                   ARTICLE 7

                        COVENANTS OF MERGER SUBSIDIARY

          SECTION 7.01. Director and Officer Liability. The Surviving Corporation hereby agrees to do the following:

          (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and each of its Subsidiaries (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or any other applicable laws or provided under the Company's amended and restated certificate of incorporation and by-laws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 200% of the annual premiums paid as of the date hereof by the Com-pany for such insurance; and provided, further, that if the premiums with respect to such insurance exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by the Company as of the date hereof.

          (c) The rights of each Indemnified Person under this Section 7.01 shall be in addition to any rights such Person may have under the restated certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under the DGCL or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

          SECTION 7.02. Financing Arrangements. Merger Subsidiary shall use its commercially reasonable efforts to obtain the financing contemplated by the Commitment Letter.


                                   ARTICLE 8

                COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY

          SECTION 8.01. Commercially Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement and to the fiduciary duties of the Board of Directors under applicable law (as determined by such directors in good faith), the Company and Merger Subsidiary will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, including, to assist Merger Subsidiary and will use commercially reasonable efforts to cooperate in all respects with Merger Subsidiary and the Bank and other lenders in order for Merger Subsidiary to establish its contemplated debt financing arrangements under the Commitment Letter or otherwise. The Company shall sign, no later than the date hereof, the Chase side letter relating to the indemnification of the Bank and Chase Securities, Inc.. In furtherance and not in limitation of the foregoing, the Company and Merger Subsidiary agree to make, if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b) Each of Merger Subsidiary and the Company shall use all commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

          SECTION 8.02. Certain Filings. The Company and Merger Subsidiary shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Schedule 13E-3, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions, and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and the Schedule 13E-3 and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION 8.03. Public Announcements. Merger Subsidiary and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          SECTION 8.04. Notices of Certain Events. Each of the Company and Merger Subsidiary shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or that relate to the consummation of the Transactions;

          (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

                 (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

                 (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied; and

          (e) any failure of the Company or Merger Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

          SECTION 8.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Merger Subsidiary and the Company will hold, and will use all commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the Transactions except information that is required to be disclosed in the Company Proxy Statement and the Schedule 13E-3 or is otherwise required to be disclosed to any Governmental Authority.


                                   ARTICLE 9

                           CONDITIONS TO THE MERGER

          SECTION 9.01. Conditions to Obligations of Each Party. The obligations of the Company and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have been approved at the Company Stockholder Meeting by the holders of not less than two-thirds of the total number of votes (including a majority of the total number of votes that may be cast by holders other than the Continuing Stockholders) that may be cast by holders of capital stock of the Company in the election of directors;

          (b) any applicable waiting period under the HSR Act relating to the Transactions shall have expired;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

          (d) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger, shall have been taken, made or obtained.

          SECTION 9.02.  Conditions to the Obligations of Merger Subsidiary.
The obligations of Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true in all material respects at and as of the Effective Time as if made at and as of such time, (iii) since the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) Merger Subsidiary shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

          (b) all conditions to closing under the Heads of Agreement dated September 20, 2000 between the Company and Choice Hotels International, Inc. shall have been satisfied and the Company shall have entered into definitive agreements with Choice Hotels International, Inc. with respect to the matters covered by the Heads of Agreement, the terms of which are satisfactory to Merger Subsidiary;

          (c) the Class A Preferred Stock shall have been issued prior to the Effective Time to the Continuing Stockholders in accordance with the terms of this Agreement and the Exchange and Voting Agreement; and

          (d) the total number of Dissenting Shares shall not exceed 5% of the Shares outstanding immediately prior to the exchange contemplated by the Exchange and Voting Agreement.

          SECTION 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Merger Subsidiary shall have performed in all material respects all of its obligations hereunder and under the Exchange and Voting Agreement required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Merger Subsidiary pursuant hereto (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and (iii) the Company shall have received a certificate signed by a duly authorized manager of Merger Subsidiary to the foregoing effect.

          (b) The Continuing Shareholders shall have performed in all material respects all of their obligations under the Exchange and Voting Agreement required to be performed by them at or prior to the Effective Time.

          (c) Merger Subsidiary shall have delivered to the Company copies of such certificates or such other similar materials relating to the solvency of the Company after giving effect to the Transactions and the financing contemplated by the Commitment Letter as shall have been delivered to the lender providing the Commitment Letter and the Stockholders and the Company may rely on such certificates or other materials with the same effect as if they had been issued to the Company and the Stockholders. If the lender does not require such information, Merger Subsidiary shall be required to deliver to the Company a certificate or such similar materials in form and substance satisfactory to the Special Committee from the Company's Chief Financial Officer relating to the solvency after giving effect to the Transactions and the financing described herein.


                                  ARTICLE 10

                                  TERMINATION

          SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Stockholders):

          (a)  by mutual written agreement of the Company and Merger Subsidiary;

          (b)  by either the Company or Merger Subsidiary, if:

                 (i) the Merger has not been consummated on or before February 28, 2001 (the "End Date"), provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                 (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Company or Merger Subsidiary from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

                 (iii) this Agreement and the Merger shall not have been adopted in accordance with this Agreement by the Company Stockholders at the Company Stockholder Meeting (or any adjournment thereof);

          (c) by Merger Subsidiary if the Special Committee or Board of Directors (acting through the Special Committee) (i) shall have failed to make, or withdrawn, or modified or conditioned in a manner adverse to Merger Subsidiary, its approval or recommendation of this Agreement or the Merger or (ii) shall have approved or recommended or agreed to approve or recommend any Acquisition Proposal;

          (d) by the Special Committee or the Board (acting through the Special Committee) as provided in Section 6.04;

          (e) by Merger Subsidiary, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

          (f) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Merger Subsidiary set forth in this Agreement or the Exchange and Voting Agreement, or if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Continuing Shareholders under the Exchange and Voting Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) or (b) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date.

          The party desiring to terminate this Agreement pursuant to this
Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

          SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01 hereof, this Agreement shall become void and of no effect without liability of any party (or any stockholder, member, manager, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of Sec-tions 8.05, 11.04, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.


                                  ARTICLE 11

                                 MISCELLANEOUS

          SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or electronic transmission with confirmed receipt) and shall be given, if to Merger Subsidiary, to:


                 Nova Finance Company LLC
                 10770 Columbia Pike
                 Silver Spring, MD 20901
                 Fax:  (301) 592-3991
                 Attn: James A. MacCutcheon

          with a copy to:

                 Cahill Gordon & Reindel
                 80 Pine Street
                 New York, New York 10005
                 Fax:  (212) 269-5420
                 Attn: W. Leslie Duffy, Esq.

          if to the Company, to:

                 Sunburst Hospitality Corporation
                 10770 Columbia Pike
                 Silver Spring, MD 20901
                 Fax:  (301) 592-3830
                 Attn: General Counsel
          and to:

                 The Special Committee of the Company
                 c/o Allen & Company, Inc.
                 711 Fifth Avenue
                 New York, NY 10022
                 Fax:  (212) 832-6878
                 Attn: Paul A. Gould

          with a copy to:

                 Wilmer, Cutler & Pickering
                 2445 M Street, N.W.
                 Washington, DC 20037-1420
                 Fax:  (202) 663-6363
                 Attn: Richard W. Cass, Esq.

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

          SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 6.09, 7.01, 8.05, 10.02, 11.04, 11.06, 11.07 and 11.08
which shall survive the Effective Time or the termination of this Agreement regardless of any investigation made by or on behalf of the Company or Merger Subsidiary or any of their respective officers or directors.

          SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

          SECTION 11.05. Governing Law. The validity, construction and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

          SECTION 11.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 hereof shall be deemed effective service of process on such party.

          SECTION 11.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

          SECTION 11.08. Counterparts; Effectiveness; Enforcement. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.01, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding any of the terms or provisions of this Agreement, (a) the Company agrees that neither it nor any person acting on its behalf may assert any claim or cause of action against any of the Continuing Stockholders or any of their respective affiliates (other than Merger Subsidiary), agents, officers or employees in connection with or arising out of this Agreement or the transactions contemplated hereby and (b) Merger Subsidiary agrees that its sole remedy for any damages arising out of any breach of this Agreement by the

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

Company shall be limited to the payment or reimbursement of Merger Subsidiary Expenses as provided in Section 6.09 hereof.

          SECTION 11.09. Entire Agreement. This Agreement (including the exhibits and schedules referred to herein) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Exhibits referred to herein are incorporated by reference herein and shall constitute a part of this Agreement.

          SECTION 11.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          SECTION 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SUNBURST HOSPITALITY CORPORATION


                                        By: /s/
                                           _______________________________
                                           Name:
                                           Title:

                                        NOVA FINANCE COMPANY LLC

                                           /s/
                                        By:_______________________________
                                           Name: James A. MacCutcheon
                                           Title: Director

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